UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2021

General Mills, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-01185	41-0274440
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Number One General Mills Boulevard Minneapolis, Minnesota		55426
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (763) 764-7600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 par value	GIS	New York Stock Exchange
1.000% Notes due 2023	GIS23A	New York Stock Exchange
0.450% Notes due 2026	GIS26	New York Stock Exchange
1.500% Notes due 2027	GIS27	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events.

On January 27, 2021 (the “Settlement Date”), General Mills, Inc. (the “Company”) completed the early settlement of its previously announced offer to exchange (the “Exchange Offer”) the four series of notes listed in the below table (collectively, the “Existing Notes”) for a combination of cash and newly issued 3.000% Notes due 2051 (the “New Notes”). On the Settlement Date, the aggregate principal amount of each series of Existing Notes set forth in the table below was accepted for exchange pursuant to the Exchange Offer and subsequently cancelled. Following such cancellation, the aggregate principal amount of each series of Existing Notes set forth below remains outstanding.

Title of Security	Aggregate Principal Amount Accepted	Aggregate Principal Amount Outstanding Following Cancellation
Existing Notes
4.550% Notes due 2038	$215,298,000	$284,702,000
5.400% Notes due 2040	$115,887,000	$384,113,000
4.150% Notes due 2043	$64,823,000	$435,177,000
4.700% Notes due 2048	$202,387,000	$447,613,000

In connection with the early settlement of the Exchange Offer, on the Settlement Date, the Company issued $599,709,000 aggregate principal amount of New Notes, in exchange for the Existing Notes accepted for exchange pursuant to the Exchange Offer. The New Notes were issued pursuant to that certain Indenture, dated as of February 1, 1996 (as amended, the “Indenture”), between the Company and U.S. Bank National Association, as trustee, and the Officers’ Certificate and Authentication Order, dated January 27, 2021 (the “Officers’ Certificate”), pursuant to Sections 201, 301 and 303 of the Indenture.

In connection with the issuance of the New Notes, the Company entered into a Registration Rights Agreement, dated as of January 27, 2021 (the “Registration Rights Agreement”), with the dealer managers named therein, which provides holders of the New Notes with certain exchange and registration rights with respect to the New Notes.

The Exchange Offer is only being made, and the New Notes are only being offered and will only be issued, to holders of Existing Notes either (a) in the United States, that are “qualified institutional buyers,” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act or (b) outside the United States, that are persons other than “U.S. persons,” as that term is defined in Rule 902 under the Securities Act, in offshore transactions in reliance upon Regulation S under the Securities Act.

The New Notes have not been registered under the Securities Act or any other applicable securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and the applicable state securities laws. This Current Report is not an offer to sell or a solicitation of an offer to buy the New Notes.

The purpose of this Current Report is to file with the Securities and Exchange Commission the Officers’ Certificate and the Registration Rights Agreement.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits.

	4.1	Officers’ Certificate and Authentication Order, dated January 27, 2021, for the 3.000% Notes due 2051 (which includes the form of 3.000% Notes due 2051) issued pursuant to the Indenture.
	4.2	Registration Rights Agreement, dated as of January 27, 2021.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 27, 2021

GENERAL MILLS, INC.

By: /s/ Kofi A. Bruce
Name: Kofi A. Bruce
Title: Chief Financial Officer